UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): July 9, 2012

CITRIX SYSTEMS, INC.

(Exact name of Registrant as specified in its Charter)

Delaware	0-27084	75-2275152
(State or other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

851 West Cypress Creek Road

Fort Lauderdale, Florida 33309

(Address of Principal Executive Offices) (Zip Code)

Telephone: (954) 267-3000

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 2-Financial Information

Item 2.01. Completion of Acquisition or Disposition of Assets.

On July 9, 2012, Citrix Systems, Inc., a Delaware corporation (“Citrix”), completed its previously announced acquisition of Bytemobile, Inc., a Delaware corporation (“Bytemobile”), pursuant to an Agreement and Plan of Merger (the “Merger Agreement”), by and among Citrix, Beringer Acquisition Corporation, a Delaware corporation (“Acquisition Sub”), Bytemobile and Shareholder Representative Services LLC, as the Holder representative (“SRS”). Bytemobile is a provider of data and video optimization solutions for mobile network operators and its technology portfolio includes applications for video and web optimization, content caching, policy control, traffic management, mobile analytics and deep packet inspection. Citrix assigned the Merger Agreement to Citrix Systems International GmbH, a subsidiary of Citrix organized under the laws of Switzerland (“Citrix GmbH”), as permitted by the terms of the Merger Agreement. Pursuant to the terms of the Merger Agreement, on July 9, 2012, Acquisition Sub merged with and into Bytemobile (the “Merger”), with Bytemobile surviving the Merger as a wholly-owned subsidiary of Citrix GmbH.

The Merger consideration paid by Citrix GmbH consisted of approximately $435 million in cash (subject to certain closing adjustments described in the Merger Agreement), payable to holders of Bytemobile’s capital stock, warrants and options pursuant to formulas detailed in the Merger Agreement. At the closing of the Merger, $43.50 million of the net Merger consideration payable to holders of Bytemobile’s capital stock and warrants (the “Holders”) was deposited into an escrow account to satisfy any indemnification claims that may arise under the Merger Agreement. Except as may be reduced to satisfy indemnification claims, approximately $21.75 million will be released from the escrow account to the Holders on a pro rata basis on the first anniversary of the closing date of the Merger, approximately $16.75 million will be released from the escrow account to the Holders on a pro rata basis on the second anniversary of the closing date of the Merger, and the balance of funds in the escrow account will be released to the Holders on a pro rata basis on the fourth anniversary of the closing date of the Merger. The Merger consideration was determined in arms-length negotiations between Citrix and Bytemobile. There are no material relationships between Citrix and Bytemobile or any of their respective affiliates, directors or officers, or any associate of any such director or officer, or any of the parties to the Merger Agreement and related agreements, other than in respect of the Merger and as disclosed herein.

The foregoing description of the Merger and the Merger Agreement is qualified in its entirety by reference to the full text of the Merger Agreement, a copy of which is attached hereto as Exhibit 99.1 and is incorporated herein by reference. A copy of the press release announcing the closing of the acquisition is attached hereto as Exhibit 99.2 and is incorporated herein by reference.

Section 9-Financial Statements and Exhibits

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Agreement and Plan of Merger by and among Citrix Systems, Inc. (and subsequently assigned to Citrix Systems International GmbH), Beringer Acquisition Corporation, Bytemobile, Inc. and Shareholder Representative Services LLC, as the Holder representative, dated as of May 31, 2012.

99.2	Press release dated July 9, 2012 of Citrix Systems, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Citrix Systems, Inc.

Dated: July 13, 2012	By:	/s/ David J. Henshall
		Name:	David J. Henshall
		Title:	Executive Vice President, Operations, Chief Financial Officer and Treasurer

Exhibit Index

Exhibit No.	Description

99.1	Agreement and Plan of Merger by and among Citrix Systems, Inc. (and subsequently assigned to Citrix Systems International GmbH), Beringer Acquisition Corporation, Bytemobile, Inc. and Shareholder Representative Services LLC, as the Holder representative, dated as of May 31, 2012.

99.2	Press release dated July 9, 2012 of Citrix Systems, Inc.